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                                                                   EXHIBIT 10.25

                           GENOME THERAPEUTICS CORP.

                               STOCK AND WARRANT
                               PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement") is made this 20th day of March, 1995 by and among Genome Therapeutics Corp., a Massachusetts corporation (the "Company") and the persons whose names are set forth on
Schedule I hereto (the "Investors").

         THE PARTIES HERETO AGREE AS FOLLOWS:

1.       Purchase and Sale of Stock and Warrants.

         1.1. Authorization of Shares. The Company has authorized the issue and sale of (i) 850,000 shares of Common Stock, $.10 par value (the "Common Stock"), of the Company to be issued under this Agreement and (ii) warrants representing the right to purchase an additional 1,020,000 shares of Common Stock at an exercise price of $2.43 per share.

         1.2. Purchase and Sale of the Common Stock and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to the Investors and each of the Investors agree, severally and not jointly, to purchase from the Company (i) the number of shares of Common Stock set forth opposite such investor's name on Schedule I (the "Shares") and (ii) the number of Warrants set forth opposite such investor's name on Schedule I (collectively, the "Warrants") at a purchase price of $2.30 for each share of Common Stock and $0.10833 for each warrant or $2.43 for each "unit" of one share of Common Stock and one and two-tenths (1.20) Warrants (the "Units"). The Company and Investors agree that, notwithstanding any appraisal or other valuation to the contrary, for income tax and other purposes each shall use only the separate value of a share of the Common Stock and a Warrant set forth above as the true value of a share of Common Stock and a Warrant and the purchase price for each Unit shall be allocated in a similar manner among the share of Common Stock and the Warrants included in each Unit. The rights, privileges and terms of the Warrants are as set forth in the form of Warrant attached hereto as Exhibit A.


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         1.3.   The Closing.  Subject to the other terms and conditions of this
Agreement, the purchase and sale of the Units (the "Closing") will take place on March 20, 1995, at 10:00 a.m. Boston time, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, or at such other time or such other place as the parties shall mutually agree. At the Closing, the Company will deliver to each of the respective Investors (i) a certificate or certificates, registered in such Investor's name, representing the Shares to be acquired by such Investor and (ii) a certificate substantially in the form of Exhibit A hereto, registered in such Investor's name, representing the Warrants to be acquired by such Investor, pursuant to this Agreement at such Closing, against payment of the purchase price thereof in lawful money of the United States of America by wire transfer payable to the Company.

2. Representations and Warranties of the Company Regarding the Company and the Units.

         In order to induce the Investors to enter, severally and not jointly, into this Agreement and to acquire the Units hereunder, the Company hereby represents and warrants to the Investors with regard to the Company and its subsidiaries and affiliates:

         2.1. Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of Massachusetts and has full corporate power, right and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and, subject to necessary shareholder approval, to enter into and carry out the transactions contemplated by this Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the other jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification. The Company has full corporate power and authority and all necessary governmental authorizations to own or lease its properties and assets and to carry on its business as now being conducted. Except as set forth in Exhibit 22 of its 1994 Annual Report on Form 10-K, the Company does not control any corporation or other entity and each such entity or corporation listed on such Form 10-K is currently inactive.


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         2.2.   Authorization.  The Company has full legal right, power,
capacity and authority to execute and deliver this Agreement and each of the other agreements contemplated hereby, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. This Agreement and each of the other agreements contemplated hereby have been duly authorized, executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the parties thereto, binding obligation of the Company, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby will have been duly authorized and approved by all necessary corporate action of the Company and does not require any further authorization or consent of the Company or any other person.

         2.3. Validity of Shares and Warrants. The Shares and Warrants, when issued and the consideration therefor received by the Company, will be validly issued, fully paid and non-assessable. The Company has the full corporate power, right and authority, to issue and sell to the Investors at the Closing the Shares and the Warrants, as contemplated herein and upon consummation of the transactions contemplated by this Agreement, each of the Investors will have acquired good and marketable title to the Shares and the Warrants, as the case may be, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances other than those arising under the federal and state securities laws of the United States of America.

         2.4. Capitalization. (a) The authorized capital stock of the Company consists solely of 35,000,000 shares of Common Stock. As of the date hereof, and before giving effect to the transactions contemplated hereby, of the 35,000,000 authorized shares of Common Stock, 11,778,946 shares are issued and outstanding, zero shares are held by the Company as treasury shares, an aggregate of 38,075 shares of Common Stock are reserved under the warrants set forth in Schedule 2.4 (the "Existing Warrants"), an aggregate of 3,940,502 shares of Common Stock are reserved under the Company's plans (the "Plans") set forth on Schedule 2.4, of which options to purchase the number of shares of Common Stock set forth opposite each such plan are currently outstanding (vested/unvested) at the respective prices shown on Schedule 2.4 and additional options to purchase shares


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of the Common Stock may be issued only under certain of such plans as indicated
on Schedule 2.4 (collectively, the "Existing Options"), and no other shares have been reserved for issuance for any other purpose.

                (b) As of the date hereof there are no securities outstanding (other than the Existing Warrants and the Existing Options) that are convertible into or exchangeable for (upon the occurrence of any event or condition or otherwise) any shares of the Company's capital stock, nor will there be any outstanding subscription agreements, warrants, options, preemptive rights, rights of first offer or refusal or other rights (contingent or otherwise) to purchase any shares of capital stock of the Company or any such convertible or exchangeable securities other than the Existing Options and the Existing Warrants. Except as described on Schedule 2.4, as of the date hereof there exists no (i) agreement or understanding to which the Company or any affiliate is a party under which the Company or such affiliate will be obligated, contingently or otherwise, to purchase or redeem any capital stock of the Company, any securities that are convertible into or exchangeable for (upon the occurrence of any event or condition or otherwise) any shares of the Company's capital stock or any subscription agreements, warrants, options, preemptive rights or other rights (contingent or otherwise) to purchase any shares of capital stock of the Company or any such convertible or exchangeable securities,
(ii) agreement or understanding to which the Company or any affiliate is a party pursuant to which the Company or such affiliate is obligated (contingently or otherwise) to register any securities under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws, other than the Registration Rights Agreement), (iii) voting agreement, voting trust, irrevocable proxy or any other agreement or instrument in effect to which any securities holder of the Company (to the knowledge of the Company) is a party relating to the voting rights of any securities of the Company or (iv) put option, right of first offer or refusal, tag-along, drag-along or co-sale agreement or other agreement or understanding pursuant to which (to the knowledge of the Company) any Person other than the Company has the right (contingent or otherwise) to sell or purchase any capital stock of the Company, any securities that are convertible into or exchangeable for (upon the occurrence of any event or condition or otherwise) any shares of the Company's capital stock or any subscription agreements, warrants, options,


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preemptive rights or other rights (contingent or otherwise) to purchase any shares of capital stock of the Company or any such convertible or exchangeable securities.

                (c) As of the date hereof, all outstanding securities of the Company have been duly authorized and validly issued without violation of any preemptive rights, are fully paid and non-assessable, and have been offered and issued without violation of the 1933 Act or any applicable state securities laws.

         2.5. No Defaults. The Company is not in default on the Company's properties or assets or the business of the Company, as presently conducted or proposed to be conducted, (a) under its charter documents or its By-Laws or any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, is reasonably likely to constitute a default by the Company which would have a material adverse impact on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted. To the Company's knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which the Company or any subsidiary is a party or by which any of them or any of their property is affected, which default would have a material adverse impact on the Company's properties or assets.

         2.6. Effect of Transactions. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, and any other agreements, instruments, or documents contemplated hereby, the issuance, sale and delivery of the Shares and the Warrants and compliance with the provisions hereof and thereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body, or (b) conflict with or result in any


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breach of any of the terms, conditions or provisions of, or constitute a default
(or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its charter or bylaws or under any note, indenture, mortgage, lease, license agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected which would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or as proposed to be conducted.

         2.7. Litigation. There is no action, suit, proceeding or investigation at law or equity or before or by any governmental commission, board or other administrative agency pending or, to the knowledge of the Company, threatened against or affecting the Company which questions the validity of this Agreement, the Registration Rights Agreement, any other agreements, instruments or documents entered into by the Company pursuant to this Agreement or the Registration Rights Agreement, the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse effect upon the business, assets, conditions, operations, certificate of convenience and necessity, profits, condition (financial or other), affairs or, in the reasonable business judgment of the Company, prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company. There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate. There is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         2.8. SEC Filings and Reports. The Company has filed with the Securities and Exchange Commission ("SEC") all required reports, schedules, forms, statements and other documents for the preceding three years. As of its filing date, each such report, proxy or information statement (as amended or supplemented, if


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applicable), filed pursuant to the Securities Exchange Act of 1934 (the
"Exchange Act") and all registration statements and other materials filed with the SEC under the 1933 Act, complied in all material respects with the applicable rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         2.9. Reports. The Company has heretofore furnished to BVF Partners, L.P. ("BVF") copies of (i) the Company's Annual Report on Form 10-K for the year ended August 31, 1994, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended November 26, 1994, (iii) the Company's Proxy Statement dated December 23, 1994 relating to its 1995 Annual Meeting of Shareholders and (iv) the Company's 1994 Annual Report to Shareholders (such annual reports, quarterly report and proxy statement being hereinafter called collectively the "Reports"). All financial statement contained in the Reports present fairly the financial position of the Company at the respective dates thereof and the results of its operations for the periods covered thereby in conformity with generally accepted accounting principles applied on a consistent basis. The Company has filed no reports on Form 8- K since November 26, 1994

         The Company has no known liabilities, contingent or otherwise, as of the date hereof not disclosed in the financial statements included in the Reports, or in the notes thereto or elsewhere herein, that materially affects or may (so far as the Company can now foresee) in the future materially affect the financial position of the Company.

         2.10. Material Adverse Changes. Since November 26, 1994, there has been no material adverse change in the business, operations, assets, properties, profits or condition, financial or other, of the Company, and neither its properties nor business has been adversely affected in any material manner as the result of any fire, windstorm, explosion, accident, flood, drought, blight, earthquake, strike, embargo, lockout, riot, sabotage, or confiscation, condemnation or purchase of any property by governmental authority, activities or armed forces or acts of God or the public enemy, or other similar event, condition or development; provided, however, that the Company expects to


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report in its February 28, 1995 quarterly report on Form 10-Q a net loss of approximately $456,000 and a reduction in its cash position of approximately $409,000 since November 26, 1994.

         2.11. Taxes. The Company has filed all federal, state, local and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments, fees, governmental charges, interest and penalties have been paid. The federal income tax liabilities of the Company for the fiscal year 1993 and for all prior years, have been determined or accepted by the Internal Revenue Service and paid. No objection to any return or claim for additional taxes is currently being asserted against the Company and the Company does not know of any proposed additional tax assessment against the Company. The Company believes all filed returns were prepared in accordance with applicable statutes and generally accepted principles applicable to taxation.

         2.12. Limitations. There are no limitations in the Company's By-laws or in any indenture, deed of trust or other agreement or instrument to which the Company is a party with respect to the issuance and sale of the Shares or Warrants as the case may be, or with respect to the payment or accumulation of dividends on the Shares and Warrants, except in each such case those contained in the Company's Restated Articles of Organization.

         2.13. Use of Proceeds. The Company will use the proceeds from the sale of the Shares and Warrants only for working capital purposes and not use such proceeds contrary to any federal, state or local law, rule, regulation, guideline, requirement, order, directive or other mandatory proscription or authority. The Company will not use any part of the proceeds from the sale of the Shares and Warrants, directly or indirectly, to purchase or carry any "margin security," as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended (12 C.F.R., Part 207), or to reduce or retire any indebtedness originally incurred to purchase or carry any such security. None of the transactions contemplated by this Agreement, including, without limitation, the issue and sale of the Shares and Warrants and the application of the proceeds thereof, will violate or result in a violation of Section 7 of the Securities Exchange Act, or any regulations issued pursuant


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thereto, including without limitation Regulation G, T, and X of the Board of
Governors of the Federal Reserve System.

         2.14. H. Pylori. The Company has successfully sequenced substantially all of the genome Helicobacter pylori and is currently in the process of negotiating licensing and collaboration agreements with various drug manufacturers with respect thereto.

         2.15. Government Grants and Contracts. Schedule 2.15 sets forth each current government grant or contract valued in excess of $500,000 that the Company has been awarded. The Company is not aware of any government grant or contract that the Company was awarded, including those grants or contracts set forth on Schedule 2.15, which has been or is to be terminated or withdrawn. The Company is not in possession of any material information not generally available to the public that would indicate that any of such grants or contracts that are subject to annual funding authorization are not likely to be so reauthorized.


         2.16. Key Employees. The Company has heretofore delivered to BVF true and correct copies of employment contracts, as heretofore amended, entered into between the Company and each of Robert J. Hennessey and Philip Leder, M.D., the Chief Executive Officer and the Chairman of the Scientific Advisory Committee, respectively, of the Company. The Company is not aware, has no reason to believe and has not received any indication that any of such officers or consultants intends to resign from or terminate his relationship with the Company.

         2.17. Harvard License Agreement. The Company has provided to BVF a true and correct copy of the Company's agreement, as heretofore amended, with Harvard Medical School ("HMS") for an exclusive worldwide license for commercial applications for HMS's patented multiplex sequencing technology. Such agreement has not been terminated and the Company has received no notice or communication from HMS that the Company is in default thereunder.

         2.18. Registration. It is not necessary in connection with the purchase, sale or exchange contemplated hereby, in the manner


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contemplated hereby, to register the Shares or the Warrants under the 1933 Act.

         2.19. Brokerage. There are no claims for brokerage commission or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, and the Company agrees to indemnify and hold each Investor harmless against any damages incurred as a result of any such claims.

         2.20. Performance. The Company has performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

3.       Representations and Warranties and other Agreements of the Investors.

         3.1. Representations and Warranties. Each of the Investors hereby represents and warrants, severally and not jointly, to the Company that:

               (a) Authorization. Such Investor has full power and authority to execute, deliver and perform this Agreement and to acquire the Shares and the Warrants, as contemplated herein; this Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against the Investor in accordance with its terms.

               (b) Purchase Entirely for Own Account. The Shares and Warrants to be received by such Investor as contemplated by this Agreement will be acquired for investment for such Investor for its own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Shares.

               (c) Restricted Securities. Such Investor understands that the Shares and the Warrants may not be


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         sold, transferred, or otherwise disposed of without registration under the 1933 Act, or an exemption therefrom, and that, in the absence of an effective registration statement covering the Shares or the Warrants, as the case may be, or an available exemption from registration under the 1933 Act, the Shares and the Warrants must be held indefinitely. In the absence of an effective registration statement covering the Shares or the Warrants, as the case may be, such Investor will sell, transfer, or otherwise dispose of the Shares or the Warrants, as the case may be, only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Registration Rights Agreement.

                   (d) Suitability. Such Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the 1933 Act; provided, however, that Julian Baker is not an "accredited investor" but has been furnished with all information regarding the Company necessary to make an informed investment decision.

                   (e) Financial Condition. Such Investor's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and can bear the loss of its entire investment in the Shares.

                   (f) Experience. Such Investor has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Shares.

                   (g) Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor, and such Investor agrees to indemnify and hold the Company harmless against any damages incurred as a result of any such claims.

         3.2. Legends. It is understood that the certificates evidencing the Shares will bear substantially the following legends:


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                   (a)  "These securities have not been registered under the
         Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated (i) in the absence of a registration statement in effect with respect to the securities under such Act, (ii) or an opinion of counsel satisfactory to the Corporation that such registration is not required or (iii) unless sold pursuant to an exemption from registration under such Act."

                   (b) Any legend required by the Registration Rights Agreement or the laws of any other applicable jurisdiction.

4.       Conditions to the Investors' Obligations at the Closing.

         The obligations of each of the Investors, severally and not jointly, under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by each of the Investors in accordance with Section 9.5 hereof:

         4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of the Closing.

         4.2. Proceedings; Documents; Officer's Certificate. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each of the Investors and such Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         4.3. Other Agreements. The Registration Rights Agreement substantially in the form of Exhibit B attached hereto shall have been executed and delivered by the Company.

         4.4. Opinion. The Investors shall have received from Ropes & Gray, counsel for the Company, an opinion dated the Closing Date, in form and substance satisfactory to the Investors and their counsel, to the effect set forth in Exhibit C.

5.       Conditions to the Company's Obligations at the Closing.


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
         The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Company in accordance with Section 9.5 hereof:

         5.1. Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true and correct on and as of the date of such Closing.

         5.2. Payment of Purchase Price. The Investors shall have delivered payment of the aggregate purchase price of the Units to be purchased by them at the Closing as set forth in Section 1.3.

         5.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.       Affirmative Covenants of the Company.

         6.1. Information and Reports to be Furnished by the Company/Inspection. The Company will deliver to each Investor, so long as such Investor holds the Shares or the Warrants or securities exchanged or converted therefor:

                (a) As soon as available after the close of each of the first three fiscal quarters in each of the Company's fiscal years, the Quarterly Report on Form 10-Q as filed with the SEC.

                (b) As soon as available, after the end of each fiscal year of the Company, the Company's Annual Report on Form 10-K as filed with the SEC.

                (c) Promptly upon the sending, making available or filing of the same, all such reports, financial statements and registration statements (other than on Form S-8) as the Company or any subsidiary shall (i) send or make available to its shareholders or to any holder of its long-term indebtedness for borrowed money or (ii) file with the SEC or


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
     any governmental agency succeeding to the functions of such Commission or with any national securities exchange.

          (d) Promptly after receipt of any filing made by any third Person with the SEC with respect to the Company, the company shall send a copy of such filing to each Investor.

          (e) The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, whether or not it shall be required to do so pursuant to such Sections, and shall comply with all other public information reporting requirements of the SEC from time to time in effect necessary for the availability for an exemption from the registration requirements of the 1933 Act for the sale of any Shares or Warrants, including Rule 144, Rule 144A or any other substituted or comparable rules or regulations. The Company shall also cooperate with each Investor and its successors and assigns in supplying such information as may be necessary to complete and file any information reporting forms currently or hereafter required by the SEC as a condition to the availability of an exemption from the 1933 Act for the sale of any Shares or Warrants.

          (f) The Company will make available from time to time, but not less frequently than once per month, the Chief Executive Officer and/or the Chief Financial Officer of the Company to respond telephonically or in person to any requests of the Investors regarding the Company's personnel, business, financial, legal, compensation and other data and information concerning the Company.

     6.2. Maintenance of Public Market. The Company will not proceed with a program of acquisition of its own Common Stock, initiate a corporate reorganization or recapitalization, or authorize or consent to any action which would have the effect of:

          (a) removing the Common Stock of the Company from registration with the SEC under the Exchange Act, or


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


          (b) reducing substantially or eliminating the public market for shares of Common Stock of the Company, as such public market existed on the date of this Agreement.

7.   Termination.

     7.1. Events of Termination. This Agreement may be terminated as follows:

          (a)  By mutual written consent of Company and each of the Investors;

          (b) By either Company or any of the Investors if the Closing does not occur on or before March 20, 1995.

8.   Miscellaneous.

     8.1. Certain Defined Term. As used in this Agreement, the term "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     8.2. Survival of Covenants; Assignability of Rights. All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Investors in connection herewith shall be deemed material and to have been relied upon by the Investors, and shall survive the Closing hereunder and shall bind the Company and its successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of each of the Investor's successors and assigns and to transferees of the Shares and Warrants, whether so expressed or not.

     8.3. Incorporation by Reference. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

     8.4. Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     8.5. Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and each of the Investors.

     8.6. Governing Law. This Agreement shall be deemed a contract made under the laws of The Commonwealth of Massachusetts and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the internal laws of such Commonwealth.

     8.7. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed, to the Company at:

                              Genome Therapeutics Corp.
                              100 Beaver Street
                              Waltham, MA  02154

with a copy to:

                              Ropes & Gray
                              One International Place
                              Boston, Massachusetts 02110
                              Attn:  David C. Chapin, Esq.

or to the Investors at the addresses set forth below each Investor's name on
Schedule I with a copy to:

                              Sidley & Austin
                              One First National Plaza
                              Chicago, IL  60603
                              Attn:  David R. Sawyier, Esq.

or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective three business days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

     8.8. Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

     8.9. Entire Agreement. This Agreement and the Exhibits and Schedules hereto, together with any other agreement referred to herein (the "Additional Agreements"), constitute the entire agreement among the Company and the Investors with respect to the subject matter hereof. This Agreement and such Additional Agreements supersede all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

     8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     8.11 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

     8.12 Expenses. Each of the parties hereto shall bear and pay its own expenses incurred in connection with the negotiation, preparation and execution of, and the consummation of the transactions contemplated by this Agreement; provided, however, that the Company will reimburse the Investors for not more than $15,000 of the Investor's documented fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                          GENOME THERAPEUTICS CORP.

                                          By
                                            ---------------------------------
                                            Title:



                                          BIOTECHNOLOGY VALUE FUND, L.P.


                                          By:  BVF Partners, L.P.,
                                               its general partner

                                          By:  BVF Inc.,
                                               its general partner

                                          By:
                                             --------------------------------
                                             Mark N. Lambert, President



                                          INVESTMENT 10 L.L.C.


                                          By:  Grosvenor Multi-Strategy
                                               Fund, L.P., Member

                                          By:  Grosvenor Capital Management,
                                               L.P., its general partner

                                          By:  Grosvenor Capital Management,
                                               Inc., its general partner


                                          By:
                                             --------------------------------
                                             Michael Sacks, Vice President

                                          BIOTECH 1 INVESTMENT L.L.C.

                                          By:
                                             --------------------------------

                                             Michael Sacks, Manager




                                          BIOTECH 2 INVESTMENT L.L.C.


                                          By:
                                             --------------------------------
                                             Michael Sacks, as Custodian
                                             for Matthew Sacks, Manager



                                          FOUR PARTNERS


                                          By
                                            ---------------------------------
                                            Thomas J. Tisch, as Trustee
                                            for The Thomas J. Tisch
                                            1991 Trust, General Partner


                                          -----------------------------------
                                            JULIAN C. BAKER

                                   Schedule I
                                List of Investors



PURCHASER                                  AMOUNT        STOCK       WARRANTS
Biotechnology Value Fund, L.P          $  635,425.00    261,490       313,788
One Sansome Street
San Francisco, CA

Investment 10 L.L.C                    $  272,325.00    112,070       134,484
333 W. Wacker Dr. #1600
Chicago, IL                                                             60606

Biotech 1 Investment L.L.C             $  859,187.24    373,560             0
333 W. Wacker Dr. #1600
Chicago, IL                                                             60606

Biotech 2 Investment L.L.C             $   48,562.76          0       448,272
333 W. Wacker Dr. #1600
Chicago, IL                                                             60606

Four Partners                          $  225,000.00     92,590       111,108
667 Madison Ave
New York, NY

Julian Baker                           $   25,000.00     10,290        12,348
667 Madison Ave
New York, NY
                                       -------------    -------     ---------

TOTAL:                                 $2,065,500.00    850,000     1,020,000
